UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934
(Amendment No.      )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQUIFAX INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V70477-P26472 Vote in Person or Virtually at the Meeting* May 8, 2025 8:00 a.m., Eastern Time Equifax Inc. 1550 Peachtree Street, N.W. Atlanta, Georgia 30309 www.virtualshareholdermeeting.com/EFX2025 *Please check the meeting materials for any special requirements for meeting attendance. If you are attending the meeting in person, you will need to request a ballot to vote these shares. You invested in EQUIFAX INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 8, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 1550 PEACHTREE STREET, N.W. ATLANTA, GEORGIA 30309 2025 Annual Meeting of Shareholders Vote by May 7, 2025 11:59 PM ET. For shares held in a Plan, vote by May 6, 2025 11:59 PM ET. EQUIFAX INC.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of ten Director Nominees:	
	Nominees:	
1a.	Mark W. Begor	For
1b.	Mark L. Feidler	For
1c.	Karen L. Fichuk	For
1d.	G. Thomas Hough	For
1e.	Barbara A. Larson	For
1f.	Robert D. Marcus	For
1g.	Scott A. McGregor	For
1h.	John A. McKinley	For
1i.	Melissa D. Smith	For
1j.	Audrey Boone Tillman	For
2.	Advisory vote to approve named executive officer compensation (“say-on-pay”).	For
3.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2025.	For
4.	Approve amendments to the Company’s Articles of Incorporation to eliminate supermajority voting requirements.	For

The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting or any adjournment thereof.

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